Exhibit 99

For Immediate Release Tuesday, June 24, 2003	Contact Information Investors: Roberto R. Thomae (210) 496-5300 ext. 214, bthomae@txco.com Media: Paul Hart (210) 496-5300 ext. 264, pdhart@txco.com

NEWS RELEASE

The Exploration Company Announces Management Changes

          SAN ANTONIO - June 24, 2003 - To more effectively respond to ongoing rapid growth, the board of directors of The Exploration Company (Nasdaq:TXCO) today announced the following enhancements to its management team:

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James J. "Jeff" Bookout, P.E., has been named vice president and chief operating officer, a new position. He will direct all of the Company's exploration, drilling and production functions. He has some 20 years' experience in exploration and production operations, serving in operations positions with such firms as Pioneer Natural Resources USA Inc. (NYSE: PXD), Abraxas Petroleum Corp. (AMEX:ABP) and Venus Exploration Inc. (OTC:VENX.PK) before joining TXCO in 2002 as operations manager. He received a Bachelor of Science degree in petroleum engineering from Texas A&M University.

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P. Mark Stark has joined TXCO as vice president, treasurer and chief financial officer. He will oversee the Company's accounting, finance and treasury functions. Mr. Stark has more than 25 years of corporate financial experience with an emphasis in the natural resources and agribusiness industries. He has held senior financial positions for such firms as Dawson Production Services Inc. and Venus Exploration. He received a Bachelor of Business Administration degree from the University of Texas at Austin and a Master of Business Administration degree from Southern Methodist University.

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Roberto R. "Bob" Thomae has been named vice president of capital markets, a new position, and continues as TXCO's corporate secretary. He will be responsible for the Company's financial markets and investment community contacts, investor relations and corporate communications. Mr. Thomae joined TXCO in 1995. He has served most recently as vice president of finance and chief financial officer, treasurer and corporate secretary. Mr. Thomae has nearly 30 years of experience in the energy industry and served as an international oil and gas industry consultant before joining TXCO. He holds a Bachelor of Business Administration with Honors degree from the University of Texas at Austin.

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The three executives will report to James E. Sigmon, president and chief executive officer. The changes are effective immediately.

About The Exploration Company

     The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin in Southwest Texas. Its long-term business strategy is to acquire undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Stock Market under the symbol "TXCO."

     Statements in this press release which are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2002, and its Form 10-Q for the quarter ended March 31, 2003. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge, upon request from the Company.

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